EXHIBIT 99.1


               Inamed Reports Third Quarter 2003 Results

    SANTA BARBARA, Calif.--(BUSINESS WIRE)--Oct. 29, 2003--Inamed
Corporation (Nasdaq:IMDC):

    -- Total sales were $80.1 million, up 20% from $66.9 million in the third quarter 2002

    -- Diluted GAAP earnings per share were $0.53, up 51% compared to $0.35 in the third quarter 2002

    -- Diluted cash earnings per share were $0.61, excluding accelerated depreciation and a previously announced special charge, up 30% compared to $0.47 in the third quarter 2002

    Inamed Corporation (Nasdaq:IMDC), a global healthcare company, today announced its financial results for the third quarter 2003 with strong sales and earnings growth.
    "Inamed not only continues to perform on a quarter over quarter basis but also has again demonstrated its ability to continue to effectively work with the FDA to move its pipeline forward," said Nick Teti, Chairman, President and Chief Executive Officer. "I am particularly pleased with the dedication and commitment of the Inamed employees around the world who continue to drive the excellent performance of all aspects of our business."
    Diluted GAAP earnings per share were $0.53 in the third quarter 2003, an increase of 51% compared to $0.35 in the third quarter 2002.
    Excluding amortization of intangibles, accelerated depreciation and a previously announced special charge, diluted cash earnings per share for the third quarter 2003 were $0.61, an increase of 30% compared to $0.47 in the third quarter 2002.

    Inamed Businesses

    Total sales for the third quarter 2003 were $80.1 million, up 20% from $66.9 million in the third quarter 2002.

    Inamed Health -- Obesity Intervention

    Worldwide sales of obesity intervention products in the third quarter 2003 were $16.2 million, an increase of 51% over sales in the third quarter 2002.
    Results in the United States led this strong sales growth. Inamed has continued to expand the utilization of the Lap-Band(R) System in the morbid obesity market in the Unites States by increasing the number of trained and proctored surgeons and the number of lives covered by managed care reimbursement.

    Inamed Aesthetics -- Breast

    Worldwide breast aesthetics product sales in the third quarter 2003 were $41.1 million, an increase of 12% over sales in the third quarter 2002.
    This performance was driven by the strength of Inamed's global breast aesthetics business which continued to grow both domestically and internationally. During the quarter the Company experienced solid growth across all of its implant product lines -- the smooth round saline, the silicone-gel filled, the tissue expanders and the 410-matrix and Soft Touch(TM) matrix products.

    Inamed Aesthetics -- Facial

    Worldwide facial aesthetic product sales in the third quarter 2003 were $21.6 million, an increase of 21% over sales in the third quarter 2002.
    The primary factor for this strong performance was the continued successful launch in the United States of CosmoDerm(TM) and CosmoPlast(TM), Inamed's human collagen products, which use breakthrough technology and are the first dermal fillers approved by the U.S. Food and Drug Administration (FDA) that do not require a skin test prior to treatment. The strong acceptance by physicians and consumers also accelerated the conversion of Inamed's current Zyderm(R) and Zyplast(R) business while growing the overall market at the same time.

    Research and Development Pipeline

    Inamed invested $5.4 million in research and development in the third quarter 2003. These expenditures were in support of the Company's clinical development programs, which continued to progress during the quarter:

    --  Silicone Gel Breast Implants

    The Company's PMA for silicone gel-filled breast implants was reviewed by an Advisory Panel of the Food and Drug Administration on October 14 and 15, 2003, and received a positive recommendation for approval, with conditions. During the period of time that the FDA will take in making its own determination as to whether the Company's PMA should be approved, the Company will continue discussions with the FDA to move the process forward.

    --  Hylaform(R) Dermal Filler

    Inamed and its partner Genzyme were informed by the FDA that the PMA for Hylaform Gel will be reviewed by an Advisory Panel of the FDA on November 21, 2003.

    --  Botulinum toxin type A

    Inamed has completed the phase II cosmetics indication clinical study of its botulinum toxin type A and hopes to gain approval to begin the phase III program in early 2004.

    Financial Results

    During the third quarter 2003, Inamed recorded a 20% increase in sales and continued to achieve solid gross profit margins. These results, together with sustained expense management, resulted in growth of 47% in operating profit, 64% in net income and 51% in earnings per share.

    --  Foreign Currency Effect

    Foreign exchange favorably impacted revenue by approximately $2 million in the third quarter 2003, principally from the strengthening Euro. This reporting impact benefited each of Inamed's businesses, internationally.

    --  Gross Profit Margin

    The gross profit margin in the third quarter 2003 was 72% consistent with the third quarter 2002. Contributing factors were Inamed's product mix, improved operational efficiencies and the Company's pricing policy. Included in the third quarter 2003 cost of sales was $0.9 million of accelerated depreciation expense related to the Company's previously announced manufacturing consolidation program.

    --  Sales, General and Administrative

    The Company's sales, general and administrative (SG&A) expense was $33.7 million or 42% of sales for the third quarter 2003, compared to $32.7 million or 49% of sales in the third quarter 2002. Excluding a $2.7 million write-off of the Company's investment in Advanced Tissue Sciences Inc. (ATS) recorded in the third quarter 2002, SG&A expense would have been $30.0 million or 45% of sales for that quarter.

    --  Research and Development

    The research and development expense in the third quarter 2003 was $5.4 million or 7% of sales, compared to $2.4 million or 4% of sales in the third quarter 2002. These expenditures were primarily in support of the Company's clinical development programs.

    --  Net Interest Expense

    Net interest expense in the third quarter 2003 was $1.6 million and included a previously announced non-cash charge of $1.2 million for unamortized debt issuance fees related to the Company's debt refinancing. Excluding this amount, net interest expense would have been $0.4 million in the third quarter 2003, down from $2.4 million in the third quarter 2002.

    Earnings Per Share

    --  GAAP Earnings per Share

    Inamed reported that diluted GAAP earnings per share were $0.53 in the third quarter 2003, an increase of 51% over $0.35 in the third quarter 2002.

    --  Cash Earnings per Share

    Excluding special charges, Inamed reported diluted cash EPS of $0.61 for the third quarter 2003, an increase of 30% over $0.47 in the third quarter 2002. Diluted cash earnings per share for the second quarter 2003 exclude:

        -- $1.2 million or $0.03 per share of previously announced unamortized debt issuance fees related to the Company's debt refinancing;

        -- $1.0 million or $0.03 per share of amortization of intangibles; and

        -- $0.9 million or $0.02 per share of accelerated depreciation expense related to the Company's previously announced manufacturing consolidation.

    Special Charge

    --  Debt Refinancing and Related Special Charge

    As previously announced, Inamed retired $18.3 million of debt ahead of its scheduled maturity and refinanced its remaining debt under improved terms. As a result of this transaction, the Company recorded a non-cash charge of $1.2 million as part of its interest expense in the third quarter 2003 for the unamortized debt issuance fees on the retired credit facility.

    Balance Sheet

    For the period ended September 30, 2003, Inamed's cash balance increased to $93 million, up $54 million from the period ended
December 31, 2002, principally from cash provided by operating activities.

    Conference Call

    As previously announced, Inamed will host a conference call today to discuss its third quarter 2003 financial results and key strategic research and development programs at 5:00 p.m. Eastern Standard Time. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. The conference call is expected to last one hour. The event can be accessed via the Internet by going to Inamed's website, www.inamed.com. The event will be archived and available for replay for seven days after the conference call.
    The conference call may contain forward-looking financial information. The conference call will include a discussion of "non-GAAP financial measures" as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company's financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed on the conference call, will be posted on the Company's website at www.inamed.com.

    Note Regarding Use of Non-GAAP Financial Measures

    Certain of the information set forth herein, including diluted cash EPS, may be considered non-GAAP financial measures. Inamed believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of the Company's business and the Company's cash flow, excluding non-recurring items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

    About Inamed Corporation

    Inamed (Nasdaq:IMDC) is a global healthcare company with over 25 years of experience developing, manufacturing and marketing innovative, high-quality, science-based products.
    Current products include breast implants for aesthetic augmentation and for reconstructive surgery; a range of dermal products to treat facial wrinkles; and minimally invasive devices for obesity intervention, including the Lap-Band System for morbid obesity. The Company's website is www.inamed.com.

    Forward-Looking Statements

    This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management's current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Inamed is providing this information as of October 29, 2003, and expressly disclaims any duty to update information contained in this press release.
    Forward-looking statements in this press release include, without limitation, express and implied statements regarding Inamed's anticipated sales, operating results, expenses, capital expenditures, research and development, manufacturing consolidation, product development, and regulatory approval. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Inamed with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: exposure to product liability and intellectual property claims; exposure to liabilities that may not be adequately covered by insurance or for which there is no insurance; potential negative publicity concerning product safety; potential fluctuations in quarterly and annual results; the effect of changing accounting and public reporting rules and regulations; volatility of Inamed's stock price; changes in the economy and consumer spending; competition from existing and/or new products; failure or delay of clinical trials; uncertainty in receiving timely regulatory approval or market acceptance for new products; dependence on a single supplier for each of Inamed's silicone raw materials and bovine and human collagen-based products; failure to protect Inamed's intellectual property; adverse changes in the regulatory or legislative environment (both in the U.S. and internationally) affecting our business; and failure of our collaborative partners to perform. The information contained in this press release is a statement of Inamed's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Inamed's assumptions. Inamed may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Inamed's assumptions or otherwise. Inamed undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
    By including any information in this press release, Inamed does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.



                 INAMED CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (unaudited)
                            (in millions)

                                         September 30,   December 31,
                                             2003            2002
                                         --------------  -------------
Assets
------
 Current assets:
      Cash and cash equivalents                  $92.9          $39.3
      Trade accounts receivable, net of
       allowances of $16.9 and $11.0 in
       2003 and 2002, respectively                61.7           45.4
      Inventories                                 45.1           43.0
      Prepaid expenses and other current
       assets                                     16.6           28.2
                                         --------------  -------------
       Total current assets                      216.3          155.9

 Property and equipment, net                      48.8           48.4
 Other assets                                    248.2          235.1
                                         --------------  -------------
       Total Assets                             $513.3         $439.4
                                         ==============  =============

Liabilities and Stockholders' Equity
----------------------------------------
 Current liabilities                             $89.6          $74.5
 Non-current liabilities                         101.8          132.2
 Stockholders' equity                            321.9          232.7
                                         --------------  -------------
       Total Liabilities and
        Stockholders' Equity                    $513.3         $439.4
                                         ==============  =============



                 INAMED CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                             (unaudited)
                  (millions, except per share data)

                                      Three Months      Three Months
                                          Ended            Ended
                                      September 30,     September 30,
                                          2003             2002
                                    ----------------- ----------------
Net sales                                      $80.1            $66.9
Cost of goods sold                              22.8             18.9
                                    ----------------- ----------------
 Gross profit                                   57.3             48.0
                                    ----------------- ----------------
Operating expenses:
 Selling, general and
  administrative                                33.7             32.7
 Research and development                        5.4              2.4
 Amortization of intangible assets
  and non-cash compensation                      1.1              1.3
                                    ----------------- ----------------
  Total operating expenses                      40.2             36.4
Operating income                                17.1             11.6
Other income (expense):
 Net interest expense and debt
  costs                                         (1.6)            (2.3)
 Foreign currency transaction gains                -             (0.5)
 Royalty income and other                        1.0              1.2
                                    ----------------- ----------------
  Total other expense, net                      (0.6)            (1.6)
Income before income tax expense                16.5             10.0
Income tax expense                               4.0              2.4
                                    ----------------- ----------------
Net income                                     $12.5             $7.6
                                    ================= ================

Net income per share of common stock:
 Basic EPS                                     $0.54            $0.36
 Diluted EPS                                   $0.53            $0.35

Weighted average shares outstanding:
 Basic                                          23.0             21.2
 Diluted                                        23.5             21.8

Note: Certain items in the prior year consolidated financial statements have been reclassified to conform with the current year presentation.



                 INAMED CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                             (unaudited)
                  (millions, except per share data)

                                       Nine Months      Nine Months
                                          Ended            Ended
                                      September 30,     September 30,
                                           2003             2002
                                    ----------------- ----------------
Net sales                                     $241.4           $201.8
Cost of goods sold                              68.4             57.0
                                    ----------------- ----------------
 Gross profit                                  173.0            144.8
                                    ----------------- ----------------
Operating expenses:
 Selling, general and
  administrative                               100.7             96.1
 Research and development                       16.2              9.8
 Amortization of intangible assets
  and non-cash compensation                      3.0              4.0
                                    ----------------- ----------------
  Total operating expenses                     119.9            109.9
Operating income                                53.1             34.9
Other income (expense):
 Net interest expense and debt
  costs                                         (8.5)            (7.1)
 Foreign currency transaction gains              0.5              0.4
 Royalty income and other                        3.3              3.8
                                    ----------------- ----------------
  Total other expense, net                      (4.7)            (2.9)
Income before income tax expense                48.4             32.0
Income tax expense                              11.1              7.8
                                    ----------------- ----------------
Net income                                     $37.3            $24.2
                                    ================= ================

Net income per share of common stock:
 Basic EPS                                     $1.65            $1.16
 Diluted EPS                                   $1.62            $1.11

Weighted average shares outstanding:
 Basic                                          22.6             20.8
 Diluted                                        23.0             21.8

Note: Certain items in the prior year consolidated financial statements have been reclassified to conform with the current year presentation.



                 INAMED CORPORATION AND SUBSIDIARIES
                  EARNINGS PER SHARE RECONCILIATION
                             (unaudited)
                  (millions, except per share data)

                                      Three Months      Three Months
                                          Ended            Ended
                                      September 30,     September 30,
                                           2003             2002
                                    ----------------- ----------------
Earnings for per share calculations
 Net income                                    $12.5             $7.6
 Deductible amortization and non-
  cash compensation                              1.0              1.3
  Tax effect                                    (0.4)            (0.5)
 Accelerated depreciation (a)                    0.9                -
  Tax effect                                    (0.4)               -
 Special charges (b)                             1.2              2.7
  Tax effect                                    (0.5)            (0.9)
                                    ----------------- ----------------
 Cash earnings excluding special
  charges                                      $14.3            $10.2
                                    ================= ================
Earnings per share
 Diluted EPS                                   $0.53            $0.35
 Amortization and non-cash
  compensation, net of tax                      0.03             0.04
 Accelerated depreciation, net of
  tax                                           0.02                -
 Special charges, net of tax (c)                0.03             0.08
                                    ----------------- ----------------
 Cash EPS excluding special charges            $0.61            $0.47
                                    ================= ================

NOTE: Tax effects in 2003 and 2002 were computed at 40%.

(a) Accelerated depreciation is related to the manufacturing consolidation and is recorded in cost of goods sold.

(b) Special charges includes the following:

   Unamortized debt issuance fees
    on the retired credit facility
    (included in net interest
    expense)                                    $1.2               $-
   Investment impairment (included
    in SG&A)                                       -              2.7
                                    ----------------- ----------------
                                                $1.2             $2.7
                                    ================= ================

(c) Earnings per share impact of special charges:

   Unamortized debt issuance fees
    on the retired credit facility
    (included in net interest
    expense)                                   $0.03               $-
   Investment impairment (included
    in SG&A)                                       -             0.08
                                    ----------------- ----------------
                                               $0.03            $0.08
                                    ================= ================



                 INAMED CORPORATION AND SUBSIDIARIES
                  EARNINGS PER SHARE RECONCILIATION
                             (unaudited)
                  (millions, except per share data)

                                       Nine Months      Nine Months
                                          Ended            Ended
                                      September 30,     September 30,
                                           2003             2002
                                    ----------------- ----------------
Earnings for per share calculations
 Net income                                    $37.3            $24.2
 Deductible amortization and non-
  cash compensation                              3.0              4.0
  Tax effect                                    (1.2)            (1.6)
 Accelerated depreciation (a)                    2.7                -
  Tax effect                                    (1.1)               -
 Special charges (b)                             6.8              8.4
  Tax effect                                    (2.7)            (3.1)
                                    ----------------- ----------------
 Cash earnings excluding special
  charges                                      $44.8            $31.9
                                    ================= ================

Earnings per share
 Diluted EPS                                   $1.62            $1.11
 Amortization and non-cash
  compensation, net of tax                      0.08             0.11
 Accelerated depreciation, net of
  tax                                           0.07                -
 Special charges, net of tax (c)                0.18             0.24
                                    ----------------- ----------------
 Cash EPS excluding special charges            $1.95            $1.46
                                    ================= ================

NOTE: Tax effects in 2003 and 2002 were computed at 40%.

(a) Accelerated depreciation is related to the manufacturing consolidation and is recorded in cost of goods sold.

(b) Special charges includes the following:

   Litigation settlement (included
    in SG&A)                                    $2.1             $1.1
   Interest rate swap charges
    (included in net interest
    expense)                                     3.5                -
   Unamortized debt issuance fees
    on the retired credit facility
    (included in net interest
    expense)                                     1.2                -
   Investment impairment (included
    in SG&A)                                       -              5.7
   Inventory impairment (included
    in SG&A)                                       -              0.3
   Sales tax liability (included in
    SG&A)                                          -              1.3
                                    ----------------- ----------------
                                                $6.8             $8.4
                                    ================= ================

(c) Earnings per share impact of special charges:

   Litigation settlement (included
    in SG&A)                                   $0.06            $0.03
   Interest rate swap charges
    (included in net interest
    expense)                                    0.09                -
   Unamortized debt issuance fees
    on the retired credit facility
    (included in net interest
    expense)                                    0.03                -
   Investment impairment (included
    in SG&A)                                       -             0.16
   Inventory impairment (included
    in SG&A)                                       -             0.01
   Sales tax liability (included in
    SG&A)                                          -             0.04
                                    ----------------- ----------------
                                               $0.18            $0.24
                                    ================= ================



                 INAMED CORPORATION AND SUBSIDIARIES
                        SALES BY PRODUCT LINE
                             (unaudited)
                              (millions)

                          Three Months         Three Months
                             Ended                Ended         Growth
                       September 30, 2003   September 30, 2002  Rates
                      -------------------- -------------------- ------
Sales by product line
 Breast aesthetics                  $41.1                $36.7    12 %
 Facial aesthetics                   21.6                 17.8    21 %
 Health                              16.2                 10.7    51 %
 Other (a)                            1.2                  1.7   (29)%
                      -------------------- -------------------- ------
  Total                             $80.1                $66.9    20 %
                      ==================== ==================== ======

(a) Other includes ongoing sales to other medical manufacturers
    (principally sales of Contigen(R)).



                 INAMED CORPORATION AND SUBSIDIARIES
                        SALES BY PRODUCT LINE
                             (unaudited)
                              (millions)

                          Nine Months          Nine Months
                             Ended                Ended         Growth
                       September 30, 2003   September 30, 2002  Rates
                      -------------------- -------------------- ------
Sales by product line
 Breast aesthetics                 $131.0               $115.3    14 %
 Facial aesthetics                   61.6                 53.9    14 %
 Health                              45.3                 28.1    61 %
 Other (a)                            3.5                  4.5   (22)%
                      -------------------- -------------------- ------
  Total                            $241.4               $201.8    20 %
                      ==================== ==================== ======

(a) Other includes ongoing sales to other medical manufacturers
    (principally sales of Contigen(R)).

    CONTACT: Inamed Corporation
             Robert S. Vaters, 805-692-5420